Equity One, Inc. 1600 NE Miami Gardens Drive North Miami Beach, FL 33179 305-947-1664	For additional information: Mark Langer, EVP and Chief Financial Officer

FOR IMMEDIATE RELEASE:

Equity One Reports Second Quarter 2009 Operating Results

NORTH MIAMI BEACH, FL; July 29, 2009 – Equity One, Inc. (NYSE:EQY), an owner, developer, and operator of shopping centers, announced today its financial results for the three and six months ended June 30, 2009.

Financial Highlights

In the second quarter 2009, Equity One generated Funds From Operations (FFO) of $29.1 million, or $0.34 per diluted share, as compared to FFO of $23.2 million, or $0.32 per diluted share in the second quarter 2008.  The second quarter 2009 FFO results include gains of $3.5 million, or $0.04 per diluted share, from the early extinguishment of debt, and $3.6 million, or $0.04 per diluted share, of gains on the sale of outparcels. The second quarter of 2008 FFO results include $.01 per diluted share of debt extinguishment gains.

For the six months ended June 30, 2009, Equity One reported FFO of $87.1 million, or $1.07 per diluted share, compared to FFO of $55.9 million, or $0.76 per diluted share, for the same six-month period in 2008.  The FFO results for the six months ended June 30, 2009 include a total of approximately $0.52 per diluted share of one-time items primarily pertaining to the bargain purchase gain from our acquisition of a controlling stake of DIM Vastgoed, N.V. in the first quarter, gains from outparcel sales, gains on debt extinguishment, severance costs and other nonrecurring fees and income.

Net income attributable to Equity One was $15.4 million and earnings per diluted share was $0.18 for the quarter ended June 30, 2009 as compared to $29.4 million, or $0.40 per diluted share, for second quarter 2008.    The 2008 results for the second quarter and six months included $18.0 million of gains from the sale of seven properties to our joint venture with Global Retail Investors, LLC.  For the six months ended June 30, 2009, net income attributable to Equity One was $59.2 million, or $0.72 per diluted share.  This compares to net income attributable to Equity One of $50.3 million, or $0.68 per diluted share, for the six months ended June 30, 2008.

Operating Highlights

As of June 30, 2009, occupancy for the company’s core portfolio was 90.7%, down 80 basis points on a same property basis as compared to March 31, 2009 and down 190 basis points as compared to June 30, 2008.

DIM Vastgoed’s occupancy, which we report separately, was 91.9%, up 140 basis points as compared to March 31, 2009 and down 320 basis points as compared to June 30, 2008.

For the second quarter of 2009, same-property net operating income declined 3.2% compared to the same period in 2008 primarily due to lower occupancy and higher bad debt expense.

During the second quarter of 2009, the company executed 40 new leases in its core portfolio totaling 116,214 square feet at an average rental rate of $17.11 per square foot, representing a 2.1% increase from prior rents on a same-space cash basis.  Also during the second quarter, the company renewed 72 leases in its core portfolio for 191,873 square feet for an average rental rate decline of 1.8% to $13.90 per square foot on a cash basis.  In addition, the company renewed seventeen leases in its core portfolio for 254,406 square feet subject to tenant renewal options for an average rental rate increase of 4.6% to $8.92 per square foot on a cash basis.

Development and Redevelopment Activities

At June 30, 2009, Equity One had approximately $35.6 million of active development projects and approximately $8.8 million of redevelopment projects underway.  The estimated remaining cost to complete these projects is approximately $4.4 million.

Balance Sheet Highlights

At June 30, 2009, Equity One’s total market capitalization equaled $2.2 billion, comprising 86.5 million shares of common stock (on a fully diluted basis) valued at $1.1 billion and $1.1 billion of net debt (excluding any debt premium/discount and net of cash).  Our ratio of net debt to total market capitalization was 49.1% and our ratio of net debt to gross real estate and securities investments was 45.7%.

During the quarter, Equity One completed a public offering and a concurrent private placement of common stock, raising net cash proceeds of $126.2 million which were primarily used to repay indebtedness, including its $171.6 million senior note that matured in April 2009.

Equity One also repurchased $12.9 million of its unsecured senior notes with varying maturities, generating a gain on the early extinguishment of debt of $3.5 million.

As of June 30, 2009, Equity One had $40.7 million outstanding under its unsecured line of credit.

FFO and Earnings Guidance

Based on its activities in the second quarter, Equity One is maintaining its 2009 guidance of FFO of $1.55 to $1.63 per diluted share and net income per diluted share of $0.92 to $0.98.  These estimates take into account the impact of the company’s equity offering, gains on the extinguishment of debt and land sale gains recognized during the first and second quarter.   In addition, this guidance assumes additional gains on outparcels of approximately $0.04 per diluted share during the second half of 2009. Management expects that annual same-property NOI growth will be between -3% to -4% for 2009.

The following table provides the reconciliation of the range of estimated net income per diluted share to estimated FFO per diluted share for the full year 2009:

	Low	High
Estimated net income attributable to Equity One	$0.92	$0.98
Adjustments:
Rental property depreciation and amortization including pro rata share of joint ventures	0.63	0.65
Estimated Funds from Operations (FFO) attributable to Equity One	$1.55	$1.63

ACCOUNTING AND OTHER DISCLOSURES

We believe Funds from Operations (“FFO”) (combined with the primary GAAP presentations) is a useful, supplemental measure of our operating performance that is a recognized metric used extensively by the real estate industry, particularly REITs.  The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”

FFO, as defined by NAREIT, is “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” NAREIT states further that “adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.”  We believe that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from our FFO measure.  Our method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

FFO is presented to assist investors in analyzing our operating performance.  FFO (i) does not represent cash flow from operations as defined by GAAP, (ii) is not indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is not an alternative to cash flow as a measure of liquidity, and (iv) should not be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating our operating performance.  We believe net income is the most directly comparable GAAP measure to FFO.

CONFERENCE CALL/WEB CAST INFORMATION

We will host a conference call on Thursday, July 30, 2009 at 9:00 a.m. EDT to review the 2009 second quarter earnings and operating results.  Stockholders, analysts and other interested parties can access the earnings call by dialing (866) 713-8310 (U.S./Canada) or (617) 597-5308 (international) using pass code 27547159. The call will also be web cast and can be accessed in a listen-only mode on Equity One’s web site at www.equityone.net.

If you are unable to participate during the call, a replay will be available on Equity One’s web site for future review. You may also access the telephone replay by dialing (888) 286-8010 (U.S./Canada) or (617) 801-6888 (international) using pass code 47678603 through August 6, 2009.

FOR ADDITIONAL INFORMATION

For a copy of our second quarter supplemental information package, please access the “Investors” section of our web site at www.equityone.net. To be included in our e-mail distributions for press releases and other company notices, please send your e-mail address to Michele Villano at mvillano@equityone.net.

ABOUT EQUITY ONE, INC.

As of June 30, 2009, Equity One owned or had interests in 181 properties, consisting of 167 shopping centers comprising approximately 19.0 million square feet, four projects in development/redevelopment, six non-retail properties, and four parcels of land.  Additionally, Equity One had joint venture interests in twelve shopping centers and one office building totaling approximately 1.9 million square feet.

FORWARD LOOKING STATEMENTS

Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws.  Although Equity One believes that the expectations reflected in such forward-looking statements is based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in the states in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; continuing supply constraints in its geographic markets; the availability of properties for acquisition; the success of its efforts to lease up vacant space; the effects of natural and other disasters; the ability of Equity One successfully to integrate the operations and systems of acquired companies and properties; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.

EQUITY ONE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
June 30, 2009 (Unaudited) and December 31, 2008
(In thousands)

	June 30,	December 31,
	2009	2008
ASSETS
Properties:
Income producing	$2,299,988	$1,900,513
Less: accumulated depreciation	(217,766)	(196,151)
Income producing property, net	2,082,222	1,704,362
Construction in progress and land held for development	68,806	74,371
Properties, net	2,151,028	1,778,733

Cash and cash equivalents	1,632	5,355
Cash held in escrow	1,679	-
Accounts and other receivables, net	9,681	12,209
Investment and advances in real estate joint ventures	11,849	11,745
Marketable securities	48,090	160,585
Goodwill	11,845	11,845
Other assets	103,636	55,791
TOTAL ASSETS	$2,339,440	$2,036,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes Payable
Mortgage notes payable	$625,343	$371,077
Unsecured revolving credit facilities	40,694	35,500
Unsecured senior notes payable	441,971	657,913
	1,108,008	1,064,490
Unamortized/unaccreted premium (discount) on notes payable	(24,791)	5,225
Total notes payable	1,083,217	1,069,715

Other liabilities
Accounts payable and accrued expenses	35,053	27,778
Tenant security deposits	9,589	8,908
Deferred tax liabilities, net	54,090	1,409
Other liabilities	43,698	17,966
Total liabilities	1,225,647	1,125,776
Redeemable noncontrolling interest	989	989

Commitments and contingencies	-	-
Equity:
Stockholders’ equity of Equity One
Preferred stock, $0.01 par value – 10,000 shares authorized but unissued
Common stock, $0.01 par value – 100,000 shares authorized 85,843 and 76,198 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	858	762
Additional paid-in capital	1,105,208	967,514
Distributions in excess of retained earnings	(26,460)	(36,617)
Contingent consideration	323	-
Accumulated other comprehensive income (loss)	8,239	(22,161)
Total stockholders’ equity of Equity One	1,088,168	909,498

Noncontrolling interest	24,636	-
Total stockholders equity	1,112,804	909,498

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,339,440	$2,036,263

EQUITY ONE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
For the three and six months ended June 30, 2009 and 2008
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUE:
Minimum rent	$52,483	$46,695	$105,605	$94,577
Expense recoveries	14,484	13,076	28,901	26,718
Percentage rent	249	164	1,389	1,613
Management and leasing services	444	814	994	997
Total revenue	67,660	60,749	136,889	123,905
COSTS AND EXPENSES:
Property operating	19,759	16,004	38,676	32,046
Rental property depreciation and amortization	14,897	11,661	30,184	23,423
General and administrative	8,993	7,620	21,248	14,506
Total costs and expenses	43,649	35,285	90,108	69,975
INCOME BEFORE OTHER INCOME AND EXPENSE AND DISCONTINUED OPERATIONS	24,011	25,464	46,781	53,930

OTHER INCOME AND EXPENSE:
Investment income	1,205	644	3,262	6,807
Equity in income (loss) in real estate joint ventures	(21)	170	(28)	170
Other income	34	45	1,085	88
Interest expense	(18,129)	(15,413)	(37,692)	(31,395)
Amortization of deferred financing fees	(322)	(420)	(766)	(849)
Gain on acquisition of controlling interest in subsidiary	-	-	26,866	-
Gain on sale of real estate	-	18,499	-	18,498
Gain on extinguishment of debt	3,544	696	12,235	3,076

INCOME FROM CONTINUING OPERATIONS BEFORE TAX AND DISCONTINUED OPERATIONS:	10,322	29,685	51,743	50,325

Income tax benefit of taxable REIT subsidiaries	850	67	1,489	151
INCOME FROM CONTINUING OPERATIONS	11,172	29,752	53,232	50,476

DISCONTINUED OPERATIONS:
Operations of income producing properties sold or held for sale	63	149	184	321
Gain (loss) on disposal of income producing properties	3,616	(483)	4,794	(525)
Income (loss) from discontinued operations	3,679	(334)	4,978	(204)

NET INCOME	$14,851	$29,418	$58,210	$50,272

Net loss attributable to non controlling interest	506	-	984	-
NET INCOME ATTRIBUTABLE TO EQUITY ONE	$15,357	$29,418	$59,194	$50,272

EARNINGS PER COMMON SHARE - BASIC:
Continuing operations	$0.14	$0.40	$0.67	$0.68
Discontinued operations	0.04	-	0.06	-
	$0.18	$0.40	$0.73	$0.68
Number of Shares Used in Computing Basic Earnings per Share	84,298	73,408	80,552	73,366

EARNINGS PER COMMON SHARE – DILUTED:
Continuing operations	$0.14	$0.40	$0.66	$0.68
Discontinued operations	0.04	-	0.06	-
	$0.18	$0.40	$0.72	$0.68
Number of Shares Used in Computing Diluted Earnings per Share	85,001	73,541	81,206	73,503

EQUITY ONE, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds from Operations

The following table reflects the reconciliation of FFO to net income, the most directly comparable GAAP measure, for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)		(In thousands)

Net income attributable to Equity One	$15,357	$29,418	$59,194	$50,272
Adjustments:
Rental property depreciation and amortization, including discontinued operations, net of controlling interest	13,433	11,696	27,174	23,493
Gain on disposal of income producing properties	-	(18,016)	-	(18,016)
Pro rata share of real estate depreciation from unconsolidated joint ventures	338	138	699	138
Funds from operations	$29,128	$23,236	$87,067	$55,887

Funds from Operations is a non-GAAP financial measure.  We believe that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs.

Reconciliation of Earnings per Diluted Share to Funds from Operations per Diluted Share

The following table reflects the reconciliation of FFO per diluted share, to earnings per diluted share, the most directly comparable GAAP measure, for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Earnings per diluted share attributable to Equity One	$0.18	$0.40	$0.72	$0.68
Adjustments:
Rental property depreciation and amortization, including discontinued operations, net of controlling interest	0.16	0.16	0.33	0.32
Gain on disposal of income producing properties	-	(0.24)	-	(0.24)
Pro rata share of real estate depreciation from unconsolidated joint ventures	-	-	0.01	-
Net adjustment for unvested shares and non-controlling interest (1)	-	-	0.01
Funds from operations per diluted share	$0.34	$0.32	$1.07	$0.76

(1)
Includes net effect of (a) an adjustment for unvested awards of share-based payments with rights to receive dividends or dividend equivalents and (b) an adjustment related to the possible share issuance in the fourth quarter of 2010 pursuant to the DIM stock exchange agreement.